PURCHASE AND SALE AGREEMENT



                                    SELLER:


                          AETNA LIFE INSURANCE COMPANY
                           c/o Aetna Investment Group
                              242 Trumbull Street
                          Hartford, Connecticut 06156



                                   PURCHASER:

                                 HRE PROPERTIES
                                530 Fifth Avenue
                            New York, New York 10036



                                   PROPERTY:

                                TOWNLINE CENTER


                        Meriden/Wallingford, Connecticut



                               December 22, 1993

                                        INDEX
ARTICLE  I          THE PROPERTY                                             1
ARTICLE  II         PURCHASE PRICE                                           3
ARTICLE  III        PRIOR TO CLOSING                                         5
ARTICLE  IV         REPRESENTATIONS AND WARRANTIES                           8
ARTICLE  V          COSTS                                                    9
ARTICLE  VI         DESTRUCTION OR CONDEMNATION OF PROPERTY                 14
ARTICLE  VII        NOTICES                                                 16
ARTICLE  VIII       CLOSING AND ESCROW                                      17
ARTICLE  IX         DEFAULT                                                 19
ARTICLE  X          CONDITIONS TO OBLIGATIONS OF PURCHASER                  20
ARTICLE  XI         DEFINITIONS                                             22
ARTICLE  XII        MISCELLANEOUS                                           26

                          PURCHASE AND SALE AGREEMENT

      THIS AGREEMENT, dated as of the 22nd day of December, 1993, is made by and between AETNA LIFE INSURANCE COMPANY, a Connecticut corporation (the "Seller"), with an office in care of Aetna Investment Group, 242 Trumbull Street, Hartford, Connecticut 06156, and HRE PROPERTIES, a voluntary association commonly known as a Massachusetts business trust (the "Purchaser"), with an office at 530 Fifth Avenue, New York, New York 10036.

                                   RECITALS:

      Seller desires to sell and transfer certain improved real property known as Townline Center located at South Broad Street and Old Stagecoach Road,
Meriden and Wallingford, Connecticut along with certain related personal property, and Purchaser desires to purchase and acquire such real and personal property.


      NOW THEREFORE, in consideration of the foregoing, of the mutual covenants, promises and undertakings set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree s follows:


                                   ARTICLE I
                                  THE PROPERTY

      A. Subject to all the terms, conditions and provisions of this Agreement, and for the consideration herein set forth, Seller agrees to sell and transfer, and Purchaser agrees to purchase and acquire, all of Seller's right, title, and interest in and to certain land (the "Land") located in New Haven County; Connecticut and more specifically described in Exhibit A which is attached hereto and incorporated herein by reference, together with all of Seller's right, title and interest in and to the following:

         1. The buildings, parking areas, improvements, and fixtures now situated on the Land (the "Improvements");

         2. All furniture, personal property, machinery, apparatus, and equipment currently used in the operation, repair and maintenance of the Land and Improvements and situated thereon (collectively, the "Personal Property"), listed in the inventory attached hereto as Exhibit B and incorporated herein by reference. The Personal Property to be conveyed is subject to depletions, replacements and additions in the ordinary course of Seller's business;

         3. All easements, hereditaments, and appurtenances belonging to or inuring to the benefit of Seller and pertaining to the Land, if any; and

         4. Any street or road abutting the Land to the center lines thereof, and in and to any strips and gores of land therein or adjacent to the Property.

      All of the above is hereinafter referred to as the "Property".

      The Property is being sold subject to (i) the lien of real and personal property taxes and assessments for the calendar year 1993 which are not yet due and payable, (ii) any state of facts shown on that certain survey dated December 1, 1993, by Kasper Group, Inc. (the "Survey"), (iii) unrecorded leaseholds listed in Exhibit D attached hereto and incorporated herein by reference, to the extent the same are in force and effect at Closing (hereafter defined), and those entered into after the date hereof in accordance with the provisions of
Article III.4, and rights of vendors and holders of security interests on personal property installed upon the Property by tenants and rights of tenants to remove trade fixtures at the expiration of the term of the leases of tenants,
(vii) exceptions shown on Schedule B of Lawyers Title Insurance Corporation Commitment No. B93-3526 (the "Title . Commitment"), and (viii) governmental laws, codes, ordinances and restrictions now or hereafter in effect so far as these affect the Property, (collectively, the "Permitted Encumbrances"). The Title Commitment is attached hereto as Exhibit C and incorporated herein by reference.

      B. The Property is being sold in an "AS IS" condition and with "ALL FAULTS" as of the date of this Agreement. Except as specifically set forth in this Agreement, no representations or warranties have been made or are made and no responsibility has been or is assumed by Seller or by any partner, officer, person, firm, agent or representative acting or purporting to act on behalf of Seller as to the condition or repair of the Property or the value, expense of operation, or income potential thereof or as to any other fact or condition which has or might affect the Property or the condition, repair, value, expense of operation or income potential of the Property or any portion thereof. The parties agree that all understandings and agreements heretofore made between them or their respective agents or representatives are merged in this Agreement and the Exhibits hereto annexed, which alone fully and completely express their agreement, and that this Agreement has been entered into after full investigation, neither party relying upon any statement or representation by the others unless such statement or representation is specifically embodied in this Agreement or the Exhibits annexed hereto.

      C. Seller agrees to convey, and Purchaser agrees to accept,title to the Land and Improvements by special warranty deed inthe condition described in Articles I(A) above and VIII(B)(1) below, and title to the Personal Property, by bill of sale, without warranty as to the title to or the condition of such personalty.

      D. Capitalized terms not immediately defined are defined in Article XI below.

                                   ARTICLE II
                                 PURCHASE PRICE
                                ----------------

      A. The purchase price (the "Purchase Price") which Seller agrees to accept and Purchaser agrees to pay as full compensation for the Property is TWENTY FIVE MILLION DOLLARS ($25,000,000.00) U.S., payment of which is to be made in cash, as follows:

         1. (a)  Contemporaneous   with  the  execution  of  this  Agreement  by
Purchaser, Purchaser has made an earnest money deposit in the amount of ONE HUNDRED THOUSAND DOLLARS ($100,000.00) (the "Initial Deposit").

            (b) On or before December 15, 1993, the Purchaser shall make an additional deposit in the amount of THREE HUNDRED THOUSAND DOLLARS ($300,000.00) (the "Additional Deposit") (collectively, the Initial Deposit and the Additional Deposit shall be referred to hereinafter as the "Deposit).

      Except as otherwise provided in this Agreement, the Deposit will be applied to the Purchase Price at the Closing of this transaction.

         2. At the Closing, the Purchaser shall pay Seller TEN MILLION DOLLARS ($10,000,000.00), inclusive of the Deposit and subject to adjustment for the prorations as provided herein, to a bank account designated by Seller no less than three (3) days prior to Closing, via wire transfer in immediately available funds.

         3. The balance of the Purchase Price in the amount of FIFTEEN MILLION DOLLARS ($15,000,000.00) shall be represented by and paid according to the terms of a secured promissory note (the "Note") in the face amount of such balance, in form and substance satisfactory to Purchaser and Seller which satisfaction shall be evidenced by execution and acceptance of said document.

                (a) The Note shall be secured by:

                            (i)a recorded first mortgage on the Property in form
and substance satisfactory to Purchaser and Seller which satisfaction shall be evidenced by execution and acceptance of said document (the "Mortgage,,); (ii) an assignment of rents and leases in form and substance satisfactory to Purchaser and Seller which satisfaction shall be evidenced by execution and acceptance of said document (the "Assignment of Rents"); and (iii) financing statements under the Uniform Commercial Code.

                (b) At Closing, Purchaser shall submit to Seller current written opinions of counsel for Purchaser in form and substance satisfactory to Purchaser and Seller which satisfaction shall be evidenced by execution and acceptance of said document which in the aggregate cover matters concerning the organization and existence of Purchaser and to the effect that the loan is not usurious or otherwise illegal and that all loan documents have been duly authorized, executed and delivered by Purchaser, are valid and binding upon Purchaser and are enforceable in accordance with their terms, together with certified copies of Purchaser's organizational documents, authorizing resolutions, and other similar due diligence materials.

                (c) At closing, Purchaser shall provide Seller with a mortgagee title insurance policy in the amount of $15,000,000 consistent with and containing only those exceptions set forth in the Title Commitment.

      B. Payment of the Purchase Price and closing hereunder (the "Closing") will take place pursuant to an escrow closing on or before December 22, 1993 (the "Closing Date"), at the offices of Day, Berry & Howard, CityPlace, Hartford, Connecticut 06103 or at such other time and place as may be agreed upon in writing by Seller and Purchaser.

                                  ARTICLE III
                                PRIOR TO CLOSING

      A. Seller will terminate all agreements relating to service, management, supply and maintenance of the Property (the "Contracts") on or before the Closing Date.

      B. Until Closing, Seller or Seller's agent shall:

         1. Keep the Property insured against fire and other hazards covered by extended coverage endorsement and comprehensive public liability insurance against claims for bodily-injury, death and property damage occurring in, on or about the Property.

         2. Operate and maintain the Property in a businesslike manner, substantially in accordance with Seller's past practices, and make any and all repairs and replacements reasonably required, in accordance with Seller's past practices, to deliver the Property to Purchaser at closing in its present condition, normal wear and tear excepted, provided that in the event of any loss or damage to the Property covered by Article VI, Seller shall have an obligation to Purchaser to repair the Property only if Seller so elects and then shall be obligated only to the extent of available insurance proceeds.

         3. Enter into only those third party contracts which are necessary to carry out its obligations under this Article III and which in any case shall be cancelable on thirty (30) days written notice and as of the Closing.

         4. Continue its present rental program and efforts at the Property to rent vacant space, provided that (i) except as hereinafter provided, Seller will not execute any new leases or amend, terminate or accept the surrender of any existing tenancies or approve any subleases without the prior written 'consent of Purchaser, which consent shall not be unreasonably withheld with respect to the foregoing dated on or prior to December 17, 1993, except that the Seller is authorized to accept the termination of leases at the end of their existing terms; and (ii) in the event that Seller, with Purchaser's consent, executes any new lease after the date of this Agreement and such lease requires the construction of tenant fixtures or improvements or the payment of leasing or brokerage commissions at the expense of the landlord, Purchaser at the Closing of the transaction contemplated in this Agreement will pay the cost of such improvements and leasing or brokerage commissions. Failure of Purchaser to consent or expressly withhold its consent stating with specificity the basis of its objection within seventy-two (72) hours after receipt by Purchaser of written request for such consent shall be deemed to constitute consent. Purchaser hereby consents to the execution by Seller of an amendment to the WFC-1 Realty Corp. lease in form and substance satisfactory to Purchaser and Seller which satisfaction shall be evidenced by execution and acceptance of said document. Seller will use its best efforts to perform all of Seller's material obligations under the Leases.

         5. Seller shall not remove from the Property, nor otherwise deplete, any of the Personal Property, as they exist on the date of this Agreement, except for items used or consumed in the ordinary course of business, and Seller shall restore or replace such Personal Property with replacements at least equal in value and quality.

         6. Seller will not, without the prior consent of Purchaser, (i) permit any structural modifications or additions to the Property, except in accordance with Leases affecting the Property, or (ii) sell or permit to be sold or otherwise dispose of any item or group of items constituting a portion of the Property other than as authorized by Subsection 5 above.

         7. Seller shall not consent to any zoning changes, or sell, transfer, assign, dispose of, or consent to the utilization of, any Development Rights, or modify or amend or consent to any modification or amendment of the certificates of occupancy for the Property without the prior written consent of Purchaser.

      C. Subject to the conditions hereinafter set forth, Purchaser, at Purchaser's sole cost and expense, shall have until December 17, 1993 to inspect and review the Property and all matters relating to the Property (the "Due
Diligence Review"), including without limitation, the physical condition (including, environmental conditions) of the Property. Seller shall provide reasonable access to the Property to Purchaser and Purchaser's agents for such inspections, including engineering and environmental phase I investigations and inspections, during normal business hours. Seller shall make available to Purchaser all Contracts, Leases, Plans, books and records relating to income from and operating expenses of the Property, surveys, title examinations, and any other material document, instrument or writing relating to the Property in Seller's possession or under Seller's reasonable control (other than materials containing confidential or proprietary information, materials relating to valuation, and materials the disclosure of which is subject to the consent or approval of third parties) at Seller's offices or at the Property, during normal business hours. Seller hereby consents to Purchaser's making reasonable written and/or oral inquiries of any and all managers, Tenants, contractors and/or suppliers to the Property and all Governmental Entities of any information Purchaser may reasonably request in its investigation of the Property and relations between such parties and Seller. In the event any such party requests or requires the written consent of Seller in order for such party to make any disclosures to Purchaser, then, upon the request of Purchaser, Seller shall, in writing and at Purchaser's expense, request such parties to cooperate with Purchaser and answer such inquiries to the fullest extent they are able, subject to the limitations set forth above. Purchaser's rights and Seller's duties in the immediately preceding three sentences shall exist from the date of this Agreement until the Closing Date or earlier termination of this Agreement.

      D. If Purchaser, at its sole and exclusive discretion, choosesnot to proceed to Closing, then Purchaser shall give writtennotice (the "Termination Notice") to Seller of such fact. If theTermination Notice is given to Seller by Purchaser on or before the close of business on December 15, 1993 (the "Cutoff Date"), then the Deposit shall be immediately returned to Purchaser, less and with the exception of One Hundred and No/100 Dollars ($100.00) of the Deposit which shall be retained by Seller as independent consideration for Seller's entering into this Agreement, and all rights and obligations of Purchaser and Seller under this Agreement shall terminate and this Agreement shall be null and void and of no further force and effect except as provided in Article III.E. The election of Purchaser to terminate or not terminate this Agreement by the giving or not giving of the Termination Notice shall be at Purchaser's sole discretion and may be given or not given by Purchaser for any reason whatsoever or no reason at all.

      E. Purchaser agrees that, in making any inspections of, or conducting any testing of, on or under, the Property, Purchaser or Purchaser's agents will carry adequate liability insurance and, upon request of Seller, will provide Seller with written evidence of same, will not unreasonably interfere with the activity of tenants or any persons providing service at the Property, will not reveal to any third party not approved by Seller, except as required by law or judicial process or unless already in the public records, the results of or information acquired by Purchaser in the course of its inspections or tests or other Due Diligence Review, and will restore promptly any physical damage caused by the inspections or tests. Purchaser shall give Seller reasonable prior notice of its intention to conduct any inspections or tests, and Seller reserves the right to have a representative present. Purchaser agrees to provide Seller with a copy of any environmental or engineering inspection or test report upon Seller's written request. Purchaser agrees (which agreement shall survive Closing or termination of this Agreement) to indemnify, defend, and hold Seller free and harmless from any loss, injury, damage, claim, lien, cost or expense, including attorney's fees and costs, arising out of a breach of the forgoing agreements by Purchaser in connection 'With the inspection and testing of the Property and its other Due Diligence Review. Any inspections and testing shall be at Purchaser's expense.


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                        --------------------------------

      A. Seller represents and warrants to Purchaser as of the date hereof and as of the Closing Date (subject to revisions based upon a change in the best knowledge of Seller) that:

         1. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Connecticut, has duly authorized the execution and performance of this Agreement, and such execution and performance will not violate any material term of its certificate of incorporation or by-laws.

         2. To the best of Seller's knowledge, there are no judgments, lawsuits, actions, investigations, claims, or proceedings, pending or threatened, whether involving a governmental authority or private party, against Seller, or suits, actions, or proceedings in connection with the Property which would have a material adverse impact on the Property subsequent to Closing.

         3. To the best of Seller's knowledge, the transactions contemplated by this Agreement are not in violation of, nor prohibited by, the terms of any agreement to which Seller is a party.

         4. To the best of Seller's knowledge, Seller has received no written notice that there is any condemnation proceeding pending or contemplated with regard to all or any part of the Property.

         5. To the best of Seller's knowledge, Seller has received no written notice that all or any part of the Property is in violation of any building, health, zoning, traffic, environmental (including hazardous or toxic materials), flood control or other applicable rules, regulations, or statutes of any local, state, or federal authorities or entities having jurisdiction of the Property.

         6. To the best of Seller's knowledge, Exhibit D attached hereto is a true, complete and correct list of each and every Lease and assignment thereof and there are no other Leases affecting or encumbering the Property.

         7. Attached hereto as Schedule A, is a true, complete and accurate copy of the most recent rent roll received from the managing agent of the Property. Seller has relied upon this rent roll in the ordinary conduct of its business affairs and to the best of Seller's knowledge the information set forth therein is true and accurate. Seller agrees to use reasonable effort's to obtain from Seller's property manager, Zamagias Properties, a certificate regarding such rent roll.

         8. There are no employees of Seller at the Property who will become employees of Purchaser after the Closing.

         9. William F. Towill, Jr. and C. Kevin Gallagher are the employees of Seller who have had primary responsibility for the operation, leasing, management and administration of the Property during the period from January 1, 1993 to the date hereof.

      B. Purchaser represents and warrants to Seller as of the date hereof and as of the Closing Date that:

         1. Purchaser   is  a   voluntary   association   commonly   known  as a
Massachusetts business trust duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, is authorized to do business in the State of Connecticut, has duly authorized the execution and performance of this Agreement, and such execution and performance will not violate any material term of its certificate of incorporation or by-laws.

         2. Purchaser is acting as principal in this transaction with authority to close the transaction.

         3. No petition in bankruptcy (voluntary or otherwise), assignment for the benefit of creditors, or petition seeking reorganization or arrangement or other action under Federal or State bankruptcy laws is pending against or contemplated by Purchaser.

      C. Each of Seller and Purchaser represents to the other that it has had no dealings, negotiations, or consultations with any broker, representative, employee, agent or other intermediary except Cushman & Wakefield of Connecticut, Inc. in connection with the Agreement or the sale of the Property. Seller and Purchaser agree that each will indemnify, defend and hold the other free and harmless from the claims of any other broker(s), representatives), employees), agent(s) or other intermediary(ies) claiming to have represented Seller or Purchaser, respectively, in connection with this Agreement or in connection with the sale of the Property.

                                   ARTICLE V
                                     COSTS
                                   ---------

      A. Purchaser will pay the following costs of closing this transaction:

         1. The fees and disbursements of its counsel, inspecting architect and engineer, if any;

         2. One-half (1/2) of any escrow fees and real estate transfer, conveyance, stamp or documentary tax(es);

         3. One-half (1/2) of any sales or use taxes relating to the transfer of personal property to Purchaser;

         4. One-half (1/2) of the cost of an ALTA owner's title insurance policy without extended coverage or special endorsements, issued in connection with this transaction, whether pursuant to the Title Commitment or otherwise;

         5. The cost of any title insurance in excess of the cost(s) of an ALTA owner's policy without extended coverage or special endorsements, including, any additional.premium charge(s) for endorsements and/or deletions of exception items and any cancellation charge(s) imposed by any title company in the event a title insurance policy is not issued, unless caused by willful default of Seller hereunder;

         6. One half (1/2) of the reasonable cost of the Survey;

         7. Any recording fees;

         8. Any other expense(s) incurred by Purchaser or its representatives in inspecting or evaluating the Property or closing this transaction; and

         9. The cost of an ALTA (1970 Form B) title insurance policy in the amount of the purchase money mortgage.

      B. Seller will pay:

         1. The fees and disbursements of its counsel;

         2. One-half (1/2) of any escrow fees, and real estate transfer, conveyance, stamp or documentary taxes;

         3. one-half (1/2) of any sales or use taxes relating to the transfer of personal property to Purchaser;

         4. One-half (1/2) of the cost of an ALTA owner's title insurance policy without extended coverage or special endorsements, issued in connection with this transaction, whether pursuant to the Title Commitment or otherwise;

         5. One-half (1/2) of the reasonable cost of the Survey; and

         6. The broker's fee to the extent any such fee is payable pursuant to Seller's separate agreement with Cushman & Wakefield-of Connecticut, Inc.

      C. The income and expenses of the Property shall be prorated and apportioned by and between Seller and Purchaser as follows:

         1. The following shall be adjusted between Seller and Purchaser as of 11:59 p.m. of the date preceding the Closing Date:

              (a) rents and additional rents under or in respect of the Leases, as, when and to the extent actually collected, on the basis of the period for which the same are payable under such applicable Lease and apportioned on the basis of the actual number of days in such period;

              (b) real property taxes, water and sewer rents and charges, vault taxes or charges, and elevator inspection charges, each on the basis of the fiscal year or other period for which assessed, and apportioned upon the basis of the actual number of days in such year or period (subject to Subsection C.6 below);

              (c) subject to Subsection C.7 below, electric, gas, steam and other public utility charges for services furnished to the Property, on the basis of the actual number of days in any period covered by the charge being apportioned (except that no apportionment shall be made for any of such items as are furnished and charged by the applicable utility company directly to Tenants under the Leases);

              (d) fuel, if any, and taxes thereon, on the basis of a reading taken as recently as possible prior to the Closing, at the price then charged by a supplier unrelated to either Purchaser or Seller.

With regard to the Property, Seller shall pay, at or prior to the Closing, all installments or amounts of items which are being apportioned under this Section which became due and payable prior to the Closing.

         2. Seller shall pay all unpaid commissions, fees and other charges currently due to real estate brokers or other Persons with respect to any lease executed prior to the Closing, including any Amendment of any Lease executed prior to the Closing Date but becoming effective after the Closing Date. if the Closing occurs, then Purchaser shall be responsible for commissions, fees, or other charges due to real estate brokers or other Persons with respect to the Leases, which become due after the Closing Date, whether by reason of renewals, exercise of options, or otherwise, and with respect to leases executed after the Closing Date; provided, however, that with respect to those Leases entered into by Seller, Purchaser shall be responsible only for commission's, fees, or other charges due to Zamagias Real Estate Inc. for any fees incurred under brokerage agreements with the real estate brokers listed in Exhibit E attached hereto, provided, further, that Purchaser will be given a credit of $2,116.80 against the Purchase Price for such commissions.

         3. If the Closing occurs before a new real property or other applicable tax rate or charge of a Governmental Entity is fixed for the Property with respect to any period prior to the Closing Date, then the apportionment of such tax or charge at the Closing shall be based upon the tax rate for the immediately preceding fiscal period applied to the latest assessed valuation. Promptly after the new tax rate has been fixed, the apportionment of such tax or charge made at the Closing shall be recomputed.

         4. With regard to the Property, if any Tenant under a Lease is in arrears in the payment of rent, additional rent, or other charges, payments received from such Tenant after the Closing shall be applied in the following order of priority:

         (a) to the month preceding the month in which the Closing occurred;

         (b) then to the month in which the Closing occurred;

         (c) then to any month or months following the month in which the Closing occurred with respect to which rent is due at time of receipt; and

         (d) then to the period prior to the month preceding the month in which the Closing occurred.

If any payments from Tenants received by Seller after the Closing are payable to Purchaser by reason of this Subsection, then the appropriate sum (less a proportionate share of costs for collection thereof) shall be promptly paid to the other party. After the Closing, upon ten (10) days, prior written notice to Purchaser, Seller may bring, in Seller's name and expense, an action against any Tenant under a Lease to collect rent, additional rent, or other payments due Seller for a period prior to the Closing, together with the cost of collection thereof; but in no event shall Seller seek any remedy other than collection of funds from the particular Tenant (and Seller shall not be entitled to seek a termination of the Lease or eviction of the Tenant). Seller shall furnish Purchaser (within five (5) Business Days after issuing or receiving the same) copies of all papers served by Seller, the Tenant, or any other party to the particular action.

       5. In this Section, "additional rents" means percentage rent, escalation charges for real estate taxes, parking charges and/or tax and labor, operating expenses and maintenance escalation rents or charges, cost-of-living increases, common area maintenance charges, or other charges of a similar nature payable under the Leases. With regard to the Property, if any additional rents are collected by Seller after the Closing which are attributable in whole or in part to any period subsequent to the Closing, then Seller shall pay to Purchaser Purchaser's share thereof, determined under Subsection C.l(a) above, less a proportionate share of the costs for collection thereof. With regard to the Property, if any additional rents are collected by Purchaser after the Closing which are attributable in whole or in part to any period prior to the Closing, then Purchaser shall pay to Seller Seller's share thereof, determined under Subsection C.l(a) above, less a proportionate share of costs for collection thereof.

       6. If there are water meters on the Property, Seller, with respect to the Property, shall furnish to Purchaser meter reading to a date not more than ten
(10) days prior to the Closing, and the unfixed meter charges for the intervening time to the Closing shall be apportioned on the basis of such meter readings. Upon the taking of a subsequent actual readings, such apportionments shall be readjusted, and Seller or Purchaser, as' the case may be, will promptly deliver to the other the amount determined to be so due upon such readjustments.

       7. The apportionment of utility charges shall be made upon the basis of charges shown on the latest available bills of such utilities. The charges shown on such available bills for periods prior to the Closing shall be paid by Seller, with respect to the Property, and for the period from the date of each such last available utility bill to the Closing an apportionment shall be made based on the amount charged for the period covered by such last available bill. Notwithstanding the foregoing, Seller, with respect to the Property, will use its best efforts to cause the utility company to read its meters or fix its charges as of the Closing, in which event Seller shall pay such charges, when billed, to the Closing, and Purchaser shall pay such charges from and after the Closing.

      8. At the Closing, Seller shall give Purchaser a credit against the Purchase Price in the amount of the Security Deposits.

      9. If any item covered by this Section cannot be apportioned because the same has not been (or cannot be) fully ascertained on the Closing, or if any error has been made with respect to any apportionment, then such item shall be apportioned (or corrected, as applicable) as soon as the same is fully ascertained.

      10. After the date hereof, Seller may withdraw, settle, or otherwise compromise any currently filed and proceeding protest or reduction proceeding affecting real estate taxes assessed against the Property for any fiscal period preceding or during which the Closing occurs. Real estate tax refunds and credits received after the Closing which are attributable to the tax year during which the Closing occurs shall be apportioned between Seller and Purchaser, after deducting the costs of collection thereof, pursuant to this Section.

      11. If, as of the Closing, the Property shall be (or shall have become) subject to a special or local assessment or charge of any kind (whether or not yet a lien), then Seller shall pay all installments thereof due and payable prior to the Closing; provided, however, any installment thereof for a period which includes the Closing shall be apportioned at the Closing in the same manner as for taxes under Subsection C.l(b) above.

      12. Seller shall pay to WFC-1 Realty Corp. "Landlord's Contribution" as defined in that certain First Amendment of Lease, dated December 1 1993, by and between Seller, as landlord, and WFC-1 Realty Corp., as tenant (the "Lease Amendment") in accordance with the terms and conditions of the Lease Amendment; provided, however, that Seller shall not be required to pay Landlord's Contribution, or any portion thereof, if any of such terms or conditions or any terms or conditions of the Lease (as defined in the Lease Amendment) are materially modified by landlord or tenant thereunder. If landlord under the Lease Amendment is entitled to reimbursement of Landlord's Contribution in accordance with Paragraph 16 of the Lease Amendment, Purchaser shall promptly turn over to Seller any of Landlord's Contribution received by Purchaser, and Purchaser shall cooperate with Seller in obtaining the reimbursement of Landlord's Contribution in accordance with the foregoing.

      13. In the event either Seller or Purchaser shall owe the other any money as a result of the terms of this Section (whether at Closing or thereafter), then the party owing such money shall pay the other party such money as soon as the amount is determined.

      14. This Section C of Article V of this Agreement, and all rights and duties of the parties hereunder, shall survive the Closing for a period of one
(1) year.


                                   ARTICLE VI
                    DESTRUCTION OR CONDEMNATION OF PROPERTY
                    ---------------------------------------

      A. If prior to the Closing, a condemnation action is initiated or threatened to take any part of the Property, Seller shall promptly give Purchaser written notice of the action and, to the extent such information is known to Seller, the amount, type and location involved. If the value of the Property to be taken in such action exceeds Five Hundred Thousand and No/100 Dollars ($500,000.00), Purchaser may elect to terminate this Agreement upon written notice to Seller within ten (10) days after its receipt of notice of such condemnation; if notice of termination is not provided as set forth above, Purchaser shall be deemed to have elected to proceed to close the transaction contemplated by this Agreement. If Purchaser timely elects to terminate this Agreement, Seller shall return the Deposit to Purchaser and thereupon neither party shall have any further liability or obligation to the other except as provided in Article III.E above. If Purchaser does not elect to terminate this Agreement, Seller shall, at the Closing (i) assign, in a form reasonably satisfactory to Purchaser and Seller, and turn over the net proceeds of any award of such taking which may have been collected by Seller or (ii) if no award or other proceeds shall have been collected, deliver to Purchaser an assignment of Seller's right, in a form reasonably satisfactory to Purchaser and Seller, to any such award or other proceeds which may be payable as a result of such taking. In all other instances Purchaser shall be obligated to proceed to close the transaction contemplated by this Agreement, provided that Seller delivers or assigns to Purchaser, as the case may be, the net proceeds received or receivable in connection with such condemnation in form reasonably acceptable to Purchaser and Seller.

      B. Risk of loss or damage to the Property, or any part thereof, by fire or other casualty from the date hereof to the Closing Date shall be on Seller. If, prior to the Closing Date, the Property, or any portion thereof, is damaged by fire, or any other cause of whatsoever nature, Seller shall promptly give Purchaser written notice of such damage, together with a description of such damage and Seller's reasonable estimate of the cost and time necessary to repair such damage. If the cost for repairing such damage shall, in the reasonable judgment of Purchaser, exceed Five Hundred Thousand and No/100 Dollars ($500,000-00), Purchaser shall have the option, by written notice delivered to Seller within twenty (20) days of receipt of Seller's written notice of damage to Purchaser, either (1) to require Seller to convey the Property to Purchaser in its damaged condition without any abatement in the Purchaser Price, to assign to Purchaser all of Seller's right, title and interest in and to any claims Seller may have under the insurance policies covering the Property and all proceeds thereunder, and to pay to Purchaser the deductible amount of any such policy, but in no event more than the amount reasonably required to repair such damage, and Seller shall have no liability or obligation to repair or replace the Property, or (2) to terminate this Agreement, in which event Seller shall immediately return the Deposit to Purchaser, and neither party hereto shall have any further duties or obligations hereunder except as provided in Article III.E above. If the cost of repairing such damage shall, in the reasonable judgment of Purchaser, not exceed Five Hundred Thousand No/1OO Dollars ($500,000.00), Seller shall convey the Property to Purchaser in its damaged condition without any abatement in the Purchase Price, and Seller shall assign to Purchaser all of Seller's right, title and interest in and to any claims Seller may have under the insurance policies covering the Property and all proceeds thereunder, and pay Purchaser the deductible amount of any such policy, but in no event more than the amount reasonably required to repair such damage, and Seller shall have no liability or obligation to repair or replace the Property. Seller shall use good faith efforts to cooperate with Purchaser in its attempt to obtain a letter from the applicable insurer that such casualty is covered by the applicable insurance policy and that such claim, policy or proceeds may be assigned to Purchaser.


                                  ARTICLE VII
                                    NOTICES
                               ------------------

      Any notice required or permitted to be given hereunder shall be deemed to be given when hand delivered or one (1) business day after pickup by Emery Air Freight, Airborne, Federal Express, or similar overnight express service, in either case addressed to the parties at their respective addresses referenced below:

         If to Seller:             c/o Aetna Investment Group
                                   242 Trumbull Street
                                   Hartford, Connecticut 06156

                     Attention:    William F. Towill, Jr.
                                   Tel. (203) 275-2202
                                   Fax (203) 275-3065

      With a copy to:              Garrett J. Delehanty, Jr., Counsel
                                   Law Division
                                   Aetna Life & Casualty
                                   CityPlace, YFF1
                                   Hartford, Connecticut 06156

                                   Tel. (203) 275-3512
                                   Fax (203) 275-4020

      With a copy to:              James A. McGraw, Esq.
                                   Day, Berry & Howard
                                   CityPlace
                                   185 Asylum Street
                                   Hartford, Connecticut 06103

                                   Tel. (203) 275-0180
                                   Fax (203) 275-0343

      If to Purchaser:             HRE Properties
                                   530 Fifth Avenue
                                   New York, New York 10036

                     Attention:    John H. Kent and
                                   Raymond P. Argila, Esq.

                                   Tel. (212) 642-4800
                                   Fax (212) 642-4823

       With a copy to:             Charles E. Aster, Esq.
                                   Coudert Brothers
                                   1114 Avenue of the Americas
                                   New York, New York 10036-7794

                                   Tel. (212) 626-4592
                                   Fax    (212) 626-4120


or in each case to such other address as either party may from time to time designate by giving notice in writing to the other party. Telephone and facsimile numbers are for informational purposes only. Effective notice will be deemed given only as provided above.

                                  ARTICLE VIII
                               CLOSING AND ESCROW
                               ------------------

      A. Upon execution of this Agreement, the parties hereto shall deposit an executed counterpart of this Agreement with the Title Company and this instrument shall serve as the instructions to the Title Company as the escrow holder for consummation of the transaction contemplated herein. Seller and Purchaser agree to execute such additional and supplementary escrow instructions as may be appropriate to enable the Title Company to comply with the terms of this Agreement, provided, however that in the event of any conflict between the provisions of this Agreement and any supplementary escrow instructions, the terms of the Agreement shall prevail.

      B. At the Closing, Seller shall provide the following original documents (the "Closing Documents"), each executed and acknowledged (as appropriate):

         1. A special warranty deed to the Property, in form and substance satisfactory to Purchaser and Seller which satisfaction shall be evidenced by execution and acceptance of said document, subject to the matters set out in
Article I(A) and other matters subsequently approved by Purchaser or Purchaser's counsel.

         2. A bill of sale, in form and substance satisfactory to Purchaser and Seller which satisfaction shall be evidenced by execution and acceptance of said document, conveying the Personal Property.

         3. (i) The Leases then currently encumbering the Property, which Leases are listed in Exhibit D, attached hereto and incorporated herein by reference;
(ii) a current listing of any Security Deposits and prepaid rents held by Seller with respect to the Property; and (iii) an assignment of such Leases, Security Deposits, and prepaid rents by way of an assignment and assumption agreement, which agreement shall be in form and substance satisfactory to Purchaser and Seller which satisfaction shall be evidenced by execution and acceptance of said document.

         4. If requested by Purchaser, an assignment to Purchaser of Seller's right, title and interest, if any, in the name Townline Center, which assignment shall be in form and substance satisfactory to Purchaser and Seller which satisfaction shall be evidenced by execution and acceptance of said document.

         5. An assignment of all transferable warranties and guarantees then in effect, if any, with respect to the improvements located on the Property or any repairs or renovations to such improvements and Personal Property being conveyed hereunder, which assignment shall be in form and substance satisfactory to Purchaser and Seller which satisfaction shall be evidenced by execution and acceptance of said document.

         6. All books and records at the Property held by or for the account of Seller, including without limitation, plans and specifications and lease applications, as available.

         7. An affidavit pursuant to the Foreign Investment in Real Property Tax
Act,  in  form  and  substance   satisfactory  to  Purchaser  and  Seller  which
satisfaction shall be evidenced by execution and acceptance of said document.

         8. A corporate authorization in form and substance satisfactory to Purchaser and Seller which satisfaction shall be evidenced by execution and acceptance of said document.

         9. An incumbency affidavit in form and substance satisfactory to Purchaser and Seller which satisfaction shall be evidenced by execution and acceptance of said document.

         10. Notice letters (to be prepared and provided by Purchaser) originally executed by Seller and individually addressed to each Tenant under a Lease, in form and substance satisfactory to Purchaser and Seller which satisfaction shall be evidenced by execution and acceptance of said document.

         11. Copies of all ad valorem tax statements for the Property for the calendar year of the Closing, if available, and the calendar year immediately preceding the calendar year of the Closing, if not previously delivered to Purchaser and in Seller's possession.

         12. Possession of the Property shall be delivered to Purchaser at Closing, subject to the rights of Tenants and the Permitted Encumbrances, together with a complete set of keys to the Property, to the extent the same are in Seller's possession, properly labeled and identified.

      C. At the Closing, Purchaser shall (i) pay Seller the cash portion of the Purchase Price; and (ii) execute and deliver to Seller the Note, Mortgage, Assignment of Rents, and other agreements, opinions and documents referred to in Articles II.A.3 and VIII.B.3(iii).

      D. The documents referred to in Article VIII.B.3(i)and 6 shall be made available to the Purchaser at the Closing.

      E. Seller shall terminate its policies of insurance as of noon on the date of Closing Date and Purchaser shall be responsible for obtaining its own insurance thereafter.

      F. Seller shall be entitled to the return of any deposit(s) posted by it with any utility company and Purchaser shall-notify each utility company serving the Property to terminate Seller's account, effective at noon on the Closing Date.

      G. Subsequent to Closing, Seller shall provide to Purchaser copies of form letters to utility companies serving the Property, advising them of the sale of the Property to Purchaser and directing to Purchaser all bills for the services provided to the Property on and after the date of Closing.


                                   ARTICLE IX
                              PRE-CLOSING DEFAULT
                             --------------------

      A. (i) If Purchaser shall default under this Agreement, the Deposit shall be retained by Seller as liquidated damages, and both parties shall be relieved of and released from any further liability hereunder except for the obligations of Purchaser set out in Article III.C. above. Seller and Purchaser agree that the Deposit is a fair and reasonable amount to be retained by Seller as agreed and liquidated damages in light of Seller's removal of the Property from the market and the costs incurred by Seller and shall not constitute a penalty or a forfeiture.

         (ii) If Seller shall default under this Agreement, Purchaser's sole remedy hereunder shall be either to terminate the Agreement and recover the Deposit or to enforce the Seller's obligations to convey the Property, provided that no such action in specific performance shall seek to require the Seller to do any of the following: (a) change the condition of the Property or restore the same after any fire or other casualty; (b) subject to Article IX.B, below, expend money or post a bond to remove a title Encumbrance or defect or correct any matter shown on a survey of the Property, except those Encumbrances or defects voluntarily placed on the Property or title thereto by Seller after the date hereof; or (c) secure any permit, approval, or consent with respect to the Property or Seller's conveyance of the Property, except those consents within the organization of Seller.

      B. If prior to Closing Seller discloses to Purchaser or Purchaser discovers that title to the Property is subject to defects, limitations or Encumbrances other than Permitted Encumbrances, that any representation or warranty of Seller contained in this Agreement is or, as of the date of Closing, will be untrue, or that Seller has failed to perform an obligation, covenant or agreement of Seller under this Agreement, then Purchaser shall promptly give Seller written notice of its objection thereto. In such event, Seller may elect to postpone the Closing for thirty (30) days and attempt to cure such objection, provided that Purchaser may not object to the state of title of the Property based on the Permitted Encumbrances. Subject to the exception set forth in Section A(ii)(b) of Article IX above, the parties acknowledge and agree that Seller shall have no obligation to cure such objection. If Purchaser fails to waive the objection within ten (10) Business Days after notice from Seller that Seller will not cure the objection, this Agreement will terminate automatically and Seller shall promptly return the Deposit to Purchaser, and neither party shall have any liability to the other except for the obligations of Purchaser set out in Article III.E., above. For the purposes of this Agreement, any title defect, limitation or Encumbrance other than a Permitted Encumbrance shall be deemed cured if the Title Company will agree to (i) issue an ALTA owner's title insurance policy to Purchaser for the Purchase Price, which policy takes no exception for such defect, limitation or encumbrance for no additional premium or for an additional premium upon Closing, or (ii) at the request of Purchaser, affirmatively insure that such matter will not affect Purchaser's title to the Property.

                                   ARTICLE X
                     CONDITIONS TO OBLIGATIONS OF PURCHASER
                     --------------------------------------

      A. The obligations of Purchaser to execute and deliver the applicable Closing Documents, to pay the Purchase Price and to perform Purchaser's other obligations at the Closing under this Agreement are and shall be subject to the satisfaction of each of the following conditions at or prior to the Closing:

         1. Title to the Property shall be free of all Encumbrances other than the Permitted Encumbrances (or all such other Encumbrances shall be deemed to have been cured pursuant to Article IX, Paragraph B above).

         2. Seller shall have executed (where applicable) and delivered the Closing Documents to be executed and delivered by Seller and delivered to Purchaser all other documents and items required of Seller under this Agreement.

         3. Purchaser shall have obtained an Owner's Policy of Title Insurance on the ALTA 1990 Standard Form (the "Title Policy") from the Title Company insuring Purchaser's right, title and interest in the Property in the amount of $25,000,000, and excepting no Encumbrances other than the Permitted Encumbrances; provided, however, that Purchaser shall have paid one-half of the cost of the Title Policy.

         4. Purchaser shall have obtained, at Purchaser's sole cost, a zoning opinion confirming that the Property complies with all applicable zoning laws and regulations.

         5. Seller shall deliver to Purchaser on or before the Closing, dated and originally executed by each of the Major Tenants and at least eighty percent (80%) in number of the other Tenants, no earlier than thirty (30) Business Days prior to the Closing Date, Tenant estoppel certificates, in form and substance satisfactory to Purchaser and Seller which satisfaction shall be evidenced by execution and acceptance of said document, with all blanks filled in by Purchaser based on information supplied by the property manager and agreed to by Purchaser (individually, an "Estoppel Certificate" and collectively, "Estoppel Certificates").

         6. All of the representations and warranties of Seller contained in this Agreement shall have been true and correct when made, and shall be true and correct on the Closing Date with the same effect as if made on and as of such date.

         7.  Seller  shall  have  performed,  observed,  and  complied  with all covenants, agreements, and conditions required by this Agreement to be performed, observed, and complied with on Seller's part prior to or as of the Closing Date.

         8. Neither Seller nor Purchaser has received written notice from the applicable Governmental Entity that there is an actual, threatened or imminent change in the zoning of the Property from the date hereof.

         9. No uncured Violations shall exist against the Property, including but not limited to Violations of Environmental Laws.

         10. on the Closing Date, no Major Tenants, shall be the subject of any pending bankruptcy proceeding pursuant to the United States Bankruptcy Code of 1978, as amended.

         11. on the Closing Date, none of the Major Tenants (except Supermarkets General Corporation) nor more than two of the other Tenants in the Property as of the date hereof, nor The Wiz of Meriden, shall have vacated its respective demised premises.

         12. All other conditions to Purchaser's obligations which are specifically set forth in this Agreement shall have been fulfilled. Purchaser shall use its best efforts, during the period from the date hereof to the Closing Date, to obtain the items described in Subsections A.3 and 4 above.

      B. In the event that, on the Closing Date, no more than thirty percent (300-.) in number of Tenants under a Lease (other than the Major Tenants), have failed or refused to deliver an Estoppel Certificate for the benefit of Purchaser, Seller may, at its option, in substitution of any of such missing Estoppel Certificate, execute and deliver to Purchaser on the Closing Date an estoppel certificate in form and substance satisfactory to Purchaser and Seller which satisfaction shall be evidenced by execution and acceptance of said document (a "Seller's Estoppel Certificate,,), and if Seller does so the condition precedent with respect to such Estoppel Certificate set forth in Subsection A.5 above shall be deemed satisfied. Any Seller's Estoppel Certificate shall survive the Closing Date until, and any action based upon any misrepresentation set forth therein must be commenced prior to, the earlier to occur of (i) the delivery to Purchaser by Seller of an Estoppel Certificate executed by the subject Tenant (a "Post Closing Tenant Estoppel") or (ii) one
(1) year after the Closing Date.

      C. In the event any of the above conditions are not met, Purchaser may, at its sole election, terminate the Agreement in which case the Deposit will be immediately returned to Purchaser and all of the Seller's and Purchaser's obligations under this Agreementshall terminate, except as provided in Article III.E above.


                                   ARTICLE XI
                                  DEFINITIONS
                                  ------------

      A. In this Agreement, and in the Exhibits and Schedules attached hereto, the following words and phrases shall have the following meanings:

      "Amendments"  means  an  amendment,  renewal,  supplement,   modification,
expansion, restatement, extension, or any other change or revision.

      "Business Day" means any day other than (a) a Saturday or Sunday or (b) a federal or New York State or Connecticut State banking holiday.

      "Closing" is defined in Section B of Article II of this Agreement.

      "Closing Date" is defined in Section B of Article II of this Agreement.

      "Closing Documents" is defined in Section B of Article VIII of this Agreement.

      "Contracts" is defined in Section A of Article III of this Agreement.

      "Development Rights" means all rights of the owner to the air space above the Property, all zoning entitlements, development rights and appurtenances (including, but not limited to, all entitlements based upon so-called unused floor-area ratios) accruing to the Property (and/or Seller with respect to the Property) under, or by reason of, any applicable zoning ordinance or other laws.

      "Encumbrances" means any and all liens, mortgages, deeds of trust, security agreements, security interests, claims, options, rights of purchase or first refusal, encroachments, rights-of-way, operating agreements, covenants, reservations, orders, decrees, judgments, leases, subleases, licenses, assignments, agreements, charges, conditions, restrictions, or other encumbrances affecting title to a property and of record.

      "Environmental Laws" means any federal, state or local statute, law, rule, regulation, ordinance, code, policy, rule of common law, judicial order, administrative order, consent decree, or judgment now or hereafter in effect, in each case, as have been amended from time to time, relating to the environment, health or safety, including the National Environmental Policy Act (42 U.S.C. Sec. 4321 et seq.), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. 9601 et seq.), as amended by the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act (42 U.S.C. Sec. 6901 et seq.), as amended by the Hazardous and Solid Waste Amendments of 1984, the Hazardous Materials Transportation Act (49 U.S.C. Sec. 1801 et seq.), the Toxic Substances Control Act (15 U.S.C. Sec. 2601 et seq.), the Clean Water Act (33 U.S.C. Sec. 1331 et seq.), Clean Air Act (42 U.S.C. 7401 et seq.), Occupational Safety and Health Act (25 U.S.C. 651 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Sec. 1251 et seq.), the Safe Drinking Water Act (42 U.S.C. Sec. 3808 et seq.), or any similar federal, state or local laws, ordinances or regulations implementing such laws.

      "Governmental Entity" means the United states, the State of New York, the State of Connecticut any other State in which a party to this Agreement is incorporated or organized, the County of New Haven, Town of Meriden, Town of Wallingford, or other political subdivision of any of the foregoing, and any agency, authority, department, court, commission or other legal entity of any of the foregoing asserting jurisdiction over any of the parties hereto or over the Property or over the operation of the business of the Property.

      "Hazardous Materials" means (a) asbestos, radon gas, urea formaldehyde foam insulation, transformers or other equipment which contain dielectric fluid contains levels of polychlorinated byphenyls in excess of federal, the State of Connecticut, the County of New Haven, Connecticut, or either of the Towns of Meriden or Wallingford, safety guidelines, whichever are more stringent, (b) any solid or liquid wastes (including hazardous wastes), hazardous air pollutants, hazardous substances, hazardous chemical substances and mixtures, toxic substances, pollutants and contaminants, as such terms are defined in the National Environmental Policy Act (42 U.S.C. Section 4321 et seq.), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.), as amended by the Superfund Amendments and Reauthorization Act of 1986, the.Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), as amended by the Hazardous and Solid Wastes Amendments of 1984, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Clean Water Act (33 U.S.C. Section 1321 et seq.), the Clean Air Act, the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.), as such laws and regulations may be amended and/or supplemented from time to time, or any and all rules and regulations promulgated under any of the above as such may be amended and/or supplemented from time to time, or (c) any other chemical material or substance, exposure to which is prohibited, or, to the extent limited or regulated, limited or regulated by any Governmental Entity.

      "Leases" means all written leases, rental agreements, concession agreements, subleases, underleases or other agreements which permit or authorize the use and occupancy of the Property, of every kind whatsoever now existing or hereafter (prior to the Closing Date) created or granted with respect to the Property and/or use and occupancy thereof, together with any and all, if any, guaranties, for performance of a tenant's obligations thereunder known to Seller, and all Amendments and/or other agreements forming a part thereof.

      "Major Tenant" means each of Supermarkets General Corporation, WFC-1 Realty Corp., The Stop & Shop Companies, Inc., and Marshalls of Meriden, Ct., Inc.

      "Permitted  Encumbrances" is defined in the last paragraph of Section A of
Article I of this Agreement.

      "Person" means an individual person, a corporation, partnership, trust, joint venture, proprietorship, estate, association, Governmental Entity or other incorporated or unincorporated enterprise, entity.or organization of any kind.

      "Personal Property" is defined in Section A.2 of Article I of this Agreement.

      "Plans" means all architectural, electrical, mechanical, plumbing and other plans and specifications in Seller's possession or control produced in connection with the construction, repair and maintenance of the Property (including all revisions and supplements thereto) and all operating manuals and other documents pertaining,to the physical operation of the Property in Seller's possession.

      "Property" is defined in Section A of Article I of this Agreement.

      "Purchase Price" is defined in Section A of Article II of this Agreement.

      "Security Deposits" means those security deposits and/or prepaid rentals received from any Tenant under any Lease and in the possession of Seller, which Purchaser and Seller acknowledge and agree to be in the aggregate amount of $24,676.57.

      "Tenant" means a tenant, subtenant, undertenant, or occupant under a Lease.

      "Title Company" means Lawyers Title Insurance Corporation, located at 708 Third Avenue, Suite 2300, New York, New York 10017, Attention: Ms. Stephanie Butler.

      "Violation" means any written notice of any violation of law issued by any Governmental Entity against or with respect to the Property.

      B. Wherever used in this Agreement:

         1.  the  words  "include,,   or  "including"   shall  be  construed  as
incorporating also, "but not limited to,' or "without limitation";

         2. the word "day" means a calendar day unless otherwise specified;

         3. the word "law" (or "laws") means any statute, ordinance, resolution, regulation, code, rule, order, decree, judgment, injunction, mandate or other legally binding requirements of a Governmental Entity;

         4. each reference to either Land or the Property shall be deemed to include "and/or any portion thereof"; and

         5. The word "party" means Purchaser or Seller, as the case may be.


                                  ARTICLE XII
                                 MISCELLANEOUS
                             ---------------------

      A. Entire Agreement - This Agreement is the entire Agreement between the parties with respect to the subject matter hereof, and no alteration, modification or interpretation hereof shall be binding unless in writing and signed by both parties.

      B. Severability - If any provision of this Agreement or application to any party or circumstances shall be determined by any court ' of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or .circumstances, other than those as to which it is so determined invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

      C. Applicable Law - This Agreement shall be construed and enforced in accordance with the laws of the State of Connecticut.

      D. Assignability - Purchaser may not assign this Agreement without first obtaining Seller's written consent. Any assignment in contravention of this provision shall be void. No assignment shall release the Purchaser herein named from any obligation or liability under this Agreement.

      If Purchaser requests Seller's written consent to any assignment, Purchaser shall (1) notify Seller in writing of the proposed assignment; (2) provide Seller with the name and address of the proposed assignee; (3) provide Seller with financial information including financial statements of the proposed assignee; and (4) provide Seller with a copy of the proposed assignment.

      E. Successors Bound - This Agreement shall be binding upon and inure to the benefit of Purchaser and Seller and their successors and permitted assigns.

      F. No Public Disclosure - Purchaser shall make no public disclosure of the terms of this transaction without the prior written consent of Seller, except that Purchaser may discuss the transaction in confidence with proposed joint venturers or prospective mortgagees.

      G. Captions - The captions in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement or the scope or content of any of its provisions.

      H. Attorney's Fees - In the event of any litigation arising out of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees and costs.

      I. No Partnership - Nothing contained in this Agreement shall be construed to create a partnership or joint venture between the parties or their successors in interest.

      J. Time - Time is of the essence in this Agreement.

      K. Counterparts - This Agreement may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument.

      L. Recordation - Purchaser and Seller agree not to record this Agreement or any memorandum thereof.

      M. Proper Execution - The submission by Seller to Purchaser of this Agreement in unsigned form shall be deemed to be a submission solely for Purchaser's consideration and not for acceptance and execution. Such submission shall have no binding force and effect, shall not constitute an option, and shall not confer any rights or impose any obligations upon Purchaser, irrespective of any reliance thereon, change of position or partial performance. The submission by Seller of this Agreement for execution by Purchaser and the actual execution and delivery thereof by Purchaser to Seller shall similarly have no binding force and effect on Seller unless and until Seller shall have executed this Agreement and a counterpart thereof shall have been delivered to Purchaser.

      N. Best Knowledge - Whenever a representation or warranty is made in this Agreement on the basis of the best of knowledge of!Seller, such representation and warranty is made solely on the basis of the actual, as distinguished from implied, imputed and constructive, conscious knowledge on the date that such representation or warranty is made, without inquiry or investigation, of William
F. Towill,, Jr. and C. Kevin Gallagher, without attribution to them of facts and matters otherwise within the personal knowledge of any other officers or employees of Seller or third parties, including but not limited to tenants and property managers of the Property.

      O. Survival and Limitation of Re-presentations and Warranties - The representations and warranties set forth in Article IV.A. and C shall survive the Closing but written notification of any claim arising therefrom must be received by Seller within one (1) year of the Closing Date or such claim shall be forever barred and Seller shall have no liability with respect thereto. The aggregate liability of the Seller with respect to all claims hereunder shall not exceed TWO MILLION DOLLARS ($2,000,000.00).

      P. Committee Approval This Agreement is subject to approval by Aetna's Investment Committee and the portfolio manager having responsibility for the Property.

      Q. Disclaimer - The Declaration of Trust establishing HRE Properties, dated July 7, 1969, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name "HRE Properties" refers to the Trustees under the Declaration collectively as Trustee, but not as individuals or personally; and no trustee, shareholder, officer or agent of HRE Properties shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with affairs of said HRE Properties, but the trust estate only shall be liable.

      IN WITNESS WHEREOF, Purchaser and Seller have caused this Agreement to be executed on the dates set forth below, effective as of the date set forth above.


ATTEST:                         SELLER:    AETNA LIFE INSURANCE COMPANY

                                    By     /s/ Davic J. Ingram
                                          ---------------------------
                                    Printed name : Davic J. Ingram
                                       Its:        Vice President

/s/ William F. Towill
- ----------------------
Assistant Secretary

Date: 12/22/93


                             PURCHASER:     HRE PROPERTIES

                                    By     /s/ John H. Kent
                                          ---------------------------
                                    Printed name : John H. Kent
                                       Its:        Vice President - Acquisitions

/s/ Natalie s. Keller
- ----------------------

Date: 12/22/93